Exhibit 99.(b)

BY-LAWS OF WISDOMTREE TRUST

These By-Laws are made and adopted pursuant to Article III Section I of the Declaration of Trust establishing WisdomTree Digital Trust (the “Trust”), dated June 29, 2022, as from time to time amended (the “Declaration”). All words and terms capitalized in these By-Laws that are not otherwise defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1.1. Chairman. The President shall act as chairman at all meetings of the Shareholders, or the Trustees present at each meeting may elect a temporary chairman for the meeting, who may be a Trustee.

Section 1.2. Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each Holder shall be entitled to a vote proportionate to his Interest in the Trust, all as provided in Article VI Section 1 of the Declaration. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

Section 1.3. Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, the Trustees may from time to time fix a record date in the manner provided in Article X Section 3 of the Declaration. If the Trustees do not, prior to any meeting of the Shareholders, so fix a record date, then the record date for determining Shareholders entitled to notice of or to vote at the meeting of Shareholders shall be the later of (i) the close of business on the day on which the notice of meeting is first mailed to any Holder; or (ii) the thirtieth day before the meeting.

Section 1.4. Inspectors of Election. In advance of any meeting of the Shareholders, the Trustees may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not appointed in advance by the Trustees, the chairman, if any, of any meeting of the Shareholders may, and on the request of any Holder or his proxy shall, appoint one or more Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Shareholders, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there is more than one Inspector of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all Inspectors of Election. On request of the chairman, if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

Section 1.5. Records at Shareholders’ Meetings: Inspection of Records. At each meeting of the Shareholders there shall be open for inspection the minutes of the last previous meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, certified to be true and correct by the secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Shareholders shall contain the name of each Holder in alphabetical order and the address and Interests owned by such Holder. The records shall be kept at such place or places designated by the Trustees or, in the absence of such designation, at the offices of the Trust. The records and minutes may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks, databases or ledgers (including one or more distributed electronic networks, databases or ledgers), provided that the records so kept can be converted into written form within a reasonable time. Shareholders shall have the right to inspect books and records of the Trust during normal business hours and for any purpose not harmful to the Trust.

ARTICLE II

TRUSTEES

Section 2.1. Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held on such notice at such place or places and times as the Trustees may by resolution provide from time to time.

Section 2.2. Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, by oral, telegraphic, telephonic or written notice duly served on or sent or mailed to each Trustee not less than one day before the meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting.

Section 2.3. Chairman: Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.

ARTICLE III

OFFICERS

Section 3.1. Executive Officers. The executive officers of the Trust shall be a President, a Secretary, and a Chief Financial Officer or Treasurer. If the Trustees shall elect a Chairman pursuant to Section 3.6 of these By-Laws, then the Chairman shall also be an executive officer of the Trust. If the Trustees shall elect one or more Vice Presidents, each such Vice President shall be an executive officer. The Chairman, if there be one, shall be elected from among the Trustees, but no other executive officer need be a Trustee. Any two or more executive offices, except those of President and Vice President, may be held by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Trust an instrument required by law to be executed, acknowledged and verified by more than one officer. The executive officers of the Trust shall be elected at each annual meeting of Trustees.

Section 3.2. Other Officers and Agents. The Trustees may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Trustees shall at any time and from time to time deem to be advisable. The President may also appoint, rename, or fix the duties, compensations or terms of office of one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as may be necessary or appropriate to facilitate management of the Trust’s affairs.

Section 3.3. Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, President, Secretary, , Chief Financial Officer or Treasurer, Chief Compliance Officer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

Section 3.4. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

Section 3.5. Authority and Duties. All officers as between themselves and the Trust shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Trust as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 3.2 of these By-Laws.

Section 3.6. Chairman. When and if the Trustees deem such action to be necessary or appropriate, they may elect a Chairman from among the Trustees. The Chairman shall preside at meetings of the Shareholders and of the Trustees; and he shall have such other powers and duties as may be prescribed by the Trustees. The Chairman shall in the absence or disability of the President exercise the powers and perform the duties of the President.

Section 3.7. President. The President shall be the chief executive officer of the Trust. He shall have general and active management of the activities of the Trust, shall see to it that all orders, policies and resolutions of the Trustees are carried into effect, and, in connection herewith, shall be authorized to delegate to any Vice President of the Trust such of his powers and duties as President and at such times and in such manner as he shall deem advisable. In the absence or disability of the Chairman, or if there be no Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees; and he shall have such other powers and perform such other duties as are incident to the office of a corporate president and as the Trustees may from time to time prescribe. Subject to direction of the Trustees, the President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.

Section 3.8. Vice Presidents. The Vice President, if any, or, if there be more than one, the Vice Presidents, shall assist the President in the management of the activities of the Trust and the implementation of orders, policies and resolutions of the Trustees at such times and in such manner as the president may deem to be advisable. If there be more than one Vice President, the Trustees may designate one as the Executive Vice President, in which case he shall be first in order of seniority, and the Trustees may also grant to other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of both the President and the Chairman, or in the absence or disability of the President if there be no Chairman, the Vice President, or, if there be more than one, the Vice Presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers. Subject to the direction of the President, each the Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other powers and perform such other duties as from time to time may be prescribed by the president or by the Trustees.

Section 3.9. Assistant Vice President. The Assistant Vice President, if any, or if there be more than one, the Assistant Vice Presidents, shall perform such duties as may from time to time be prescribed by the Trustees or by the President acting under authority delegated by the Trustees pursuant to Section 3.7 of these By-Laws.

Section 3.10. Secretary. The Secretary shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the Shareholders, the Trustees and any committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust and, when authorized by the Trustees, cause the seal of the Trust to be affixed to any document requiring it, and when so affixed attested by his signature as Secretary or by the signature of an Assistant Secretary; (d) keep at the office of the Trust or at the office of the Trust’s transfer agent, a Share register or a duplicate share register showing the names of all Shareholders and their addresses, and the number, Series and Classes (if applicable) of the Interests held by each. The Share register or duplicate share register as kept by the Trust or any transfer agent may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks, databases, or ledgers (including one or more distributed electronic networks, databases, or ledgers), provided that the records so kept can be converted into written form within a reasonable time; (e) perform any other duties commonly incident to the office of secretary in a business trust organized under the laws of the State of Delaware; and (f) in general, perform such other duties as from time to time may be assigned to him by the President or by the Trustees.

Section 3.1 1. Assistant Secretaries. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Trustees or by the President, shall in the absence or disability of the Secretary exercise the powers and perform the duties of the Secretary, and he or they shall perform such other duties as the Trustees, the President or the Secretary may from time to time prescribe.

Section 3.12. Treasurer. The Treasurer shall be the chief financial officer of the Trust. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all monies and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees, and shall render to the Trustees and the President, at regular meetings of the Trustees or whenever they or the President may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust. Certain of the duties of the Treasurer may be delegated to a chief accounting officer. If required by the Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Trust.

Section 3.13. Assistant Treasurers. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers in the order determined by the Trustees or by the President, shall in the absence or disability of the Treasurer exercise the powers and perform the duties of the Treasurer, and he or they shall perform such other duties as the Trustees, the President or the Treasurer may from time to time prescribe.

Section 3.14. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for matters relating to compliance by the Trust with applicable laws, rules and regulations and in such capacity shall administer codes, policies, procedures and programs adopted by the Trust that are reasonably designed to prevent the Trust from violating applicable federal securities laws, including the written policies and procedures required by Rule 38a- l under the Investment Company Act of 1940 (the “1940 Act”). The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Trust with applicable federal securities laws and review the adequacy of the Trust’s written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Board of Trustees or such committees thereof as the Board may designate (including the preparation of a written report as required by Rule 38a-l(a)(4)(iii) under the 1940 Act), meet at least annually with the Independent Trustees and otherwise abide by the requirements of said Rule 38a-1. The Board of Trustees, including a majority of the Independent Trustees, shall be responsible for designating a single person to be Chief Compliance Officer and approving the compensation of the Chief Compliance Officer. The Chief Compliance Officer may be removed from his or her responsibilities by action of and only with the approval of the Board of Trustees, including a majority of the Independent Trustees.

Section 3.15. Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Depositories. The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Trustees may from time to time authorize.

Section 4.2. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

Section 4.3. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees from time to time shall determine.

Section 4.4. Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware corporation.

Section 4.5. Electronic Delivery/Availability of Documents. Prospectuses, summary prospectuses, statements of additional information, shareholder reports, notices, requests or any other shareholder documents may be delivered or otherwise made available by electronic means to shareholders of any series of the Trust to the extent permissible by applicable law.

Section 4.6. Maintenance and Inspection of Share Register. The Trust shall keep at its offices or at the office of its transfer agent a Share register that provides the names and addresses of all Shareholders and the number, Series and Classes, if any, of Interests held by each Shareholder.  Notwithstanding any other provision in the Declaration of Trust or these By-laws to the contrary, to the fullest extent permitted by law, no Shareholder shall have the right to inspect the Share register or to otherwise obtain the name, address, Share information or other information with respect to any other Shareholder, provided, that the Trust shall disclose to each Shareholder the number, Series and Classes, if any, of Interests held by such Shareholder upon reasonable written request to the Trust.  The Share register of the Trust as kept by the Trust or any transfer agent may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks, databases or ledgers (including one or more distributed electronic networks, databases or ledgers), provided that the records so kept can be converted into written form within a reasonable time.

ARTICLE V

NON-TRANSFERABILITY OF INTERESTS

Section 5.1. Non-Transferability of Interests. Except as provided in Article IX Section 5 of the Declaration, Interests shall not be transferable. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name Interests stand on the record of Shareholders as the owner of such Interests for all purposes, including, without limitation, the rights to receive distributions, and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person. Except as otherwise determined by the Trustees, all Interests shall be uncertificated. The Trust may adopt and use a system of issuance, recordation and transfer of its Interests by electronic or other means (including one or more distributed electronic networks, databases or ledgers).

Section 5.2. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

ARTICLE VI

AMENDMENT; LIMITATION OF LIABILITY

Section 6.1. Amendment and Repeal of By-Laws. In accordance with Article X Section 8 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

Section 6.2. Limitation of Liability. The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust; provided, that nothing contained in the Declaration or the By-Laws shall protect any Trustee or officer of the Trust from any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.